Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of July ___, 2025, is by and between Jayud Global Logistics Limited, a Cayman Islands exempted company (the “Company”), and each of the Purchasers whose names are set forth on the signature pages hereto (individually, a “Purchaser” and collectively, the “Purchasers”). Each of such Purchasers and the Company is sometimes referred to herein each as a “Party”, and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Company desires to sell to such Purchasers, and such Purchasers desire to purchase from the Company, Class A ordinary shares, par value $0.0001 per share with one vote per share (the “Ordinary Shares”), in accordance with the terms and provisions of this Agreement;

WHEREAS, the Ordinary Shares offered and sold by the Company pursuant to the terms of this Agreement are sometimes referred to herein as the “Shares” ; and

WHEREAS, the Shares issued pursuant to this Agreement shall be registered under the Securities Act of 1933, as amended (the “ Securities Act”), pursuant to the effective Shelf Registration Statement (as defined below) and the applicable prospectus supplement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and each Purchaser agrees as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Shares; Registration.

(a) Subject to the terms and conditions hereof, the Company agrees to issue and sell to such Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, such Purchasers, severally but not jointly, agree to purchase the Shares for $0.14 per Share for an aggregate purchase price of $6,000,000 (the “Purchase Price”).

(b) The Company shall within two (2) Business Days from the date of this Agreement file with the United States Securities and Exchange Commission (the “SEC”) a prospectus supplement pursuant to Rule 424 of the Securities Act to the Shelf Registration Statement specifically relating to the Shares (the “Prospectus Supplement”). The Purchasers shall furnish all information reasonably requested by the Company for inclusion therein. “Shelf Registration Statement” means the Company’s existing registration statement on Form F-3 (File No. 333-280010), which became effective on July 3, 2024. The Company is a foreign private issuer, as defined in Rule 405 of Regulation C under the Securities Act and Rule 3b-4 under the Exchange Act.

Section 1.2 Closing and Closing Deliveries.

(a) The closing (the “Closing”) of the purchase and sale of the Shares to be acquired by such Purchasers from the Company under this Agreement shall take place remotely at such time as the parties hereto have executed this Agreement and all of the conditions set forth in Section 1.3 hereof and applicable to the Closing shall have all of the conditions set forth in Section 1.3 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith (the “Closing Date”).

(b) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	legal opinions of Company’s U.S. counsel, Cayman Islands counsel and PRC counsel, in form and substance reasonably satisfactory to FT Global Capital, Inc. (the “Placement Agent”) and the Purchasers addressed to the Placement Agent and the Purchasers;

(iii)	a certificate executed by the Secretary or Chairman of the Company, dated as of the Closing Date, as to (A) the resolutions with respect to the transactions contemplated hereby as adopted by the Company’s board of directors, (B) certificate of incorporation of the Company, and (C) the memorandum and articles of association of the Company, each as in effect at the Closing Date;

(iv)	a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the effect that each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(v)	the Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(vi)	a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price (each as specified on the signature page of this Agreement), registered in the name of such Purchaser;

(c) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) the Purchase Price by wire transfer in immediately available funds to the Company’s bank account designated by the Company as below:

Beneficiary Name:

Beneficiary Account Number:

Beneficiary Bank:

Beneficiary Bank Address:

Swift Code:

Section 1.3 Closing Conditions.

(a) The obligations of the Company to issue and sell the Shares as contemplated by this Agreement shall be subject to the satisfaction, on or before the applicable Closing, of each of the following conditions, provided that any of which may be waived in writing by the Company in its sole discretion:

(i) All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Shares shall have been completed and all corporate and other actions required to be taken by each Purchaser in connection with the purchase of the Shares shall have been completed.

(ii) The representations and warranties of each Purchaser contained in Section 2.2 of this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined hereafter), in all respects) as of the Closing (unless as of a specific date therein in which case they shall be accurate as of such date); and each Purchaser shall have performed and complied with in all material respects all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing.

(iii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of, or materially and adversely alter, the transactions contemplated by this Agreement or imposes any damages or penalties that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by or before any governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise makes illegal the consummation of, or materially and adversely alter, the transactions contemplated by this Agreement or impose any damages or penalties that are substantial in relation to the Company.

(iv) The delivery by each Purchaser of the items set forth in Section 1.2 of this Agreement.

(b) The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the satisfaction, on or before the applicable Closing, of each of the following conditions:

(i) The representation and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined hereafter), in all respects) as of the Closing (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) The Company shall have performed and complied with in all material respects all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing;

(iii) the delivery by the Company of the items set forth in Section 1.2(b) of this Agreement;

(iv) the Shelf Registration Statement shall be effective and available for the issuance and sale of the Shares thereunder and the Company shall have delivered to such Purchaser the Prospectus Supplement as required thereunder;

(v) there shall have been no Material Adverse Effect with respect to the Company since the date hereof. “Material Adverse Effect” shall mean (i) a material adverse effect on the legality, validity or enforceability of this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; and

(vi) from the date hereof to the Closing Date, trading in the Ordinary Shares shall not have been suspended by the SEC or the Nasdaq Stock Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to such Purchasers, as of the date hereof and as of each Closing Date, as follows:

(a) Organization and Authority. Each of the Company and its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business in all material respects as is currently conducted. Neither the Company nor any of its subsidiaries is in material violation or default of any of the provisions of its respective memorandum and articles of association, certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except to the extent that the failure to be so qualified and in good standing would not adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or adversely affect the ability of the Company and its subsidiaries to conduct the business as is currently conducted.

(b) Due Issuance of the Shares; Registration. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the Shares shall be free and clear of all encumbrances, except as required by applicable laws, and issued in compliance with all applicable federal securities laws. The Company has prepared and filed the Shelf Registration Statement in conformity with the requirements of the Securities Act, which became effective, including the Prospectus Supplement, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Shelf Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Shelf Registration Statement or suspending or preventing the use of the Prospectus Supplement has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). At the time the Shelf Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Shelf Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Shelf Registration Statement eligible to use Form F-3. The Company is eligible to use Form F-3 under the Securities Act and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form F-3 with respect to the aggregate market value of the Shares.

(c) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 2.1(c), which Schedule 2.1(c) shall also include the number of Ordinary Shares owned beneficially, and of record, by affiliates of the Company as of the date hereof. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any Ordinary Shares or the capital stock of any subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional Ordinary Shares or share equivalents or capital stock of any subsidiary. The issuance and sale of the Shares will not obligate the Company or any subsidiary to issue Ordinary Shares or other securities to any person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any subsidiary. There are no outstanding securities or instruments of the Company or any subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to redeem a security of the Company or such subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the board of directors, or others is required for the issuance and sale of the Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(d) Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by it pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all requisite actions on its part.

(e) Noncontravention. This Agreement has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors ’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or any of its subsidiaries is subject. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor compliance by the Company with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, it.

(f) Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of each Purchaser in Sections 2.2(e) and (f), neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the filing, consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority, except such as have been obtained, made, given or will be made promptly hereafter and any required filing or notification with the SEC, Nasdaq or the China Securities Regulatory Commission (“CSRC”).

(g) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “ SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

(h) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Prospectus Supplement and the SEC Reports, except as set forth on Schedule 2.1(h), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to United States generally accepted accounting principles (“GAAP”) or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its shares and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company equity incentive plans, if any. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement or as set forth on Schedule 2.1(h), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(i) Litigation. Except as set forth on Schedule 2.1(i), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the actions set forth on Schedule 2.1(i) (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated or threatened, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act.

(j) Compliance. Neither the Company nor any subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(k) Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(l) Listing and Maintenance Requirements. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Other than Nasdaq Listing Rule 5550(a)(2), the Company is in compliance with all listing and maintenance requirements and has no reason to believe that it will not regain compliance with the listing and maintenance requirements in the foreseeable future. The Ordinary Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(m) Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the SEC Reports, the Company and its subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its subsidiaries.

(n) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Shares, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(o) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading.

(p) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

(q) Foreign Corrupt Practices. Neither the Company nor any subsidiary, nor to the knowledge of the Company or any subsidiary, any agent or other person acting on behalf of the Company or any subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(r) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(s) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (x) one or more Purchasers may engage in hedging activities at various times during the period that the Shares are outstanding, and (y) such hedging activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(t) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Shares.

(u) Office of Foreign Assets Control. Neither the Company nor any subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(v) Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any subsidiary, threatened.

(w) Compliance with PRC Overseas Investment and Listing Regulations. Each of the Company and its subsidiaries has complied, and has taken all reasonable steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a resident of the People’s Republic of China (“PRC”) or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the CSRC and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(x) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Shelf Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Shares are not and will not be, as of the date hereof or at the Closing Date, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(y) Communist Chinese Military Companies. The Company does not constitute a “Communist Chinese Military Company” under Executive Order 13959, issued by former President Trump on November 12, 2020 under the authority of Section 1237 of the National Defense Authorization Act for Fiscal Year 1999.

Section 2.2 Representations and Warranties of such Purchasers. Each Purchaser hereby makes the following representations and warranties to the Company as of the date hereof, with respect solely to itself and not with respect to any other Purchaser:

(a) Authority. Each Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by such Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by each Purchaser of this Agreement and the performance by such Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(b) Valid Agreement. This Agreement has been duly executed and delivered by each Purchaser and constitutes such Purchaser’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors ’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents. Neither the execution and delivery by such Purchaser of this Agreement nor the consummation by such Purchaser of any of the transactions contemplated hereby nor the performance by it of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as have been obtained, made or given.

(d) No Conflict. Neither the execution and delivery by it of this Agreement, nor the consummation by such Purchaser of any of the transactions contemplated hereby, nor compliance by it with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, such Purchaser.

(e) No General Solicitation. Such Purchaser is not purchasing the Shares because of any general solicitation or general advertisement, including, without limitation, (i) any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f) Status and Investment Intent.

(i) Experience. Each Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares. Each Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. Each Purchaser is acquiring the Shares for its own account for investment purposes only and does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Shares; provided however, by making the representations herein, each Purchaser does not agree to hold any of the Shares for any minimum or other specific term.

(iii) Investor Accredited Status. Each Purchaser is an “accredited investor”, as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

(g) Access to Information. Each Purchaser acknowledges that it has had the opportunity to review the SEC Documents and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. “ SEC Documents” means the SEC Reports (as defined in Section 2. 1(f)) together with the Shelf Registration Statement and the Prospectus Supplement.

(h) Understandings or Arrangements. Such Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Shares pursuant to the Shelf Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(i) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(j) Not an Affiliate. Such Purchaser is not an officer, director or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

(k) No Prior Short Selling. Such Purchaser represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Purchaser, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares.

ARTICLE III

COVENANTS; MISCELLANEOUS

Section 3.1 No Shorting or Lending of Shares. Such Purchasers shall not (i) engage in any short-selling activities involving the Ordinary Shares, or (ii) lend the Shares to any third party.

Section 3.2 Nasdaq Listing. The Company warrants that it shall undertake best efforts to maintain the continued listing of its Ordinary Shares on the Nasdaq Stock Market.

Section 3.3 Termination. This Agreement may not be terminated except by mutual agreement of the Parties. Nothing in this Section 3.3 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

Section 3.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either Party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The Parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

Section 3.5 Required PFIC Disclosurese. Upon request of any Purchaser any time and from time to time, the Company will either represent to such Purchaser that the Company is not a “passive foreign investment company” (“PFIC”) or promptly provide the information necessary for such Purchaser to make a Qualified Electing Fund (QEF) Election with respect to the Company and will cause each direct and indirect subsidiary that the Company controls that is a PFIC to provide such information with respect to such subsidiary

Section 3.6 Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 3.5, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 3.7 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 3.8 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns.

Section 3.9 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or such Purchaser without the express written consent of the other Party. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 3.10 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Parties to whom notice is to be given, on the date sent if sent by e-mail or facsimile, on the next business day following delivery if sent by courier or on the day of attempted delivery by postal service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed. The address of each Purchaser for such notices and communications shall be as set forth on the signature pages attached hereto. If to the Company, at:

Building 3, No. 7 Gangqiao Road, Li Lang Community Nanwan Street, Longgang District Shenzhen, China

Attn: Xiaogang Geng, CEO

Email: xiaogang.geng@jayud.com

Any Party may change its address for purposes of this Section 3.10 by giving the other Party a written notice of the new address in the manner set forth above.

Section 3.11 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 3.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 3.13 Fees and Expenses. Each Party will be responsible for all of its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

Section 3.14 Public Announcements. Such Purchaser shall not make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Company.

Section 3.15 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof. Accordingly, each Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 3.16 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 3.17 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Jayud Global Logistics Limited

By:
	Name:	Xiaogang Geng
	Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

PURCHASER SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Number of Shares: _________________

EIN Number: _______________________

Ownership blocker 4.99%__ 9.99%___

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the second (2nd) trading day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.